UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2017

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 330-796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2017, the shareholders of The Goodyear Tire & Rubber Company (“Goodyear” or the “Company”) approved the adoption of the 2017 Performance Plan (the “2017 Plan”).

The 2017 Plan authorizes awards of stock options, stock appreciation rights, restricted stock, restricted stock units, stock-based and cash-based performance grants and other stock-based grants (collectively, “Awards”). A total of eighteen million (18,000,000) shares of common stock may be issued under the 2017 Plan. Any shares of common stock that are subject to awards of stock options or stock appreciation rights will be counted as one share for each share granted for purposes of the aggregate share limit and any shares of common stock that are subject to any other awards will be counted as 2.00 shares for each share granted for purposes of the aggregate share limit.

The 2017 Plan will be administered by the Compensation Committee of the Board of Directors which will have the sole authority to, among other things: construe and interpret the 2017 Plan; make rules and regulations relating to the administration of the 2017 Plan; select participants; and establish the terms and conditions of Awards, all in accordance with the terms of the 2017 Plan.

Any employee of Goodyear or any of its subsidiaries, including any officer of Goodyear, selected by the Compensation Committee is eligible to receive Awards under the 2017 Plan. Directors of Goodyear are also eligible to receive Awards (other than performance grants) under the 2017 Plan, provided that the sum of (i) the aggregate grant date fair value of all Awards granted in any single calendar year plus (ii) the aggregate amount of any cash retainers and fees payable in that calendar year, in each case, to any single director, shall not exceed $650,000. Subject to the limits specified in the 2017 Plan, the selection of participants and the nature and size of Awards will be wholly within the discretion of the Compensation Committee. It is anticipated that all 19 Board-appointed officers of Goodyear will receive various grants under the 2017 Plan and approximately 1,500 other employees of Goodyear and its subsidiaries will participate in at least one feature of the 2017 Plan. A participant must be an employee of the Company or a subsidiary or a director of the Company continuously from the date a grant is made through the date of payment or settlement thereof, unless otherwise provided by the Compensation Committee.

The 2017 Plan will remain in effect until April 9, 2027, unless sooner terminated by the Board of Directors. Termination will not affect Awards then outstanding.

The foregoing description of the 2017 Plan is qualified in its entirety by reference to the provisions of the 2017 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Goodyear Tire & Rubber Company’s Annual Meeting of Shareholders was held on April 10, 2017 (the “Annual Meeting”). At the Annual Meeting, 223,458,343 shares of common stock, without par value, or approximately 89% of the 251,930,536 shares of common stock outstanding and entitled to vote at the Annual Meeting, were present in person or by proxies.

Set forth below are the matters acted upon by Goodyear shareholders at the Annual Meeting, and the final voting results on each such matter.

1. Election of Directors. Thirteen persons were nominated by the Board of Directors for election as directors of Goodyear, each to hold office for a one-year term expiring at the 2018 annual meeting of shareholders and until his or her successor is duly elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. There were 21,584,557 broker non-votes with respect to each nominee. The votes cast for or against, as well as abstentions with respect to, each nominee were as follows:

Name of Director	Shares of Common Stock Voted For	Shares of Common Stock Voted Against	Abstentions
William J. Conaty	199,777,614 (98.96%)	1,837,948 (0.91%)	258,224 (0.12%)
James A. Firestone	200,309,007 (99.22%)	1,309,737 (0.64%)	255,042 (0.12%)
Werner Geissler	200,777,447 (99.45%)	827,087 (0.40%)	269,252 (0.13%)
Peter S. Hellman	200,609,808 (99.37%)	1,004,115 (0.49%)	259,863 (0.12%)
Laurette T. Koellner	200,512,852 (99.32%)	1,105,413 (0.54%)	255,521 (0.12%)
Richard J. Kramer	194,323,387 (96.25%)	6,557,925 (3.24%)	992,474 (0.49%)
W. Alan McCollough	199,952,339 (99.04%)	1,652,023 (0.81%)	269,424 (0.13%)
John E. McGlade	199,867,324 (99.00%)	1,743,113 (0.86%)	263,349 (0.13%)
Michael J. Morell	200,675,673 (99.40%)	938,324 (0.46%)	259,789 (0.12%)
Roderick A. Palmore	199,408,229 (98.77%)	2,204,013 (1.09%)	261,544 (0.12%)
Stephanie A. Streeter	200,322,180 (99.23%)	1,290,756 (0.63%)	260,850 (0.12%)
Thomas H. Weidemeyer	200,570,700 (99.35%)	1,026,412 (0.50%)	276,674 (0.13%)
Michael R. Wessel	200,048,160 (99.09%)	1,562,573 (0.77%)	263,053 (0.13%)

2. Advisory vote regarding the compensation of named executive officers. An advisory resolution that the shareholders approve the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 193,800,244 shares of common stock voted in favor of, and 7,684,408 shares of common stock voted against, said resolution. The holders of 389,134 shares of common stock abstained and there were 21,584,557 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (96.19%) of the votes cast “for” and “against” the matter at the Annual Meeting, was adopted.

3. Advisory vote on the frequency of future shareholder votes regarding the compensation of named executive officers. An advisory resolution on the frequency of future shareholder votes regarding the compensation of Goodyear’s named executive officers was submitted to, and voted upon by, the shareholders. There were 174,076,316 shares of common stock voted in favor of one year, 442,303 shares of common stock voted in favor of two years, and 26,855,833 shares of common stock voted in favor of three years. The holders of 499,334 shares of common stock abstained and there were 21,584,557 broker non-votes. The Board of Directors determined, consistent with the shareholders’ vote, to hold future advisory votes regarding the compensation of Goodyear’s named executive officers every year until the next vote on the frequency of such advisory votes.

4. Proposal to approve the adoption of the 2017 Performance Plan. A resolution that the shareholders approve the adoption of the 2017 Performance Plan was submitted to, and voted upon by, the shareholders. There were 190,273,429 shares of common stock voted in favor of, and 11,286,856 shares of common stock voted against, said resolution. The holders of 313,501 shares of common stock abstained and there were 21,584,557 broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (75.52%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

5. Ratification of appointment of independent registered public accounting firm. A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing PricewaterhouseCoopers LLP as the independent registered public accounting firm for Goodyear for the year ending December 31, 2017 was submitted to, and voted upon by, the shareholders. There were 218,283,042 shares of common stock voted in favor of, and 4,869,324 shares of common stock voted against, said resolution. The holders of 305,977 shares of common stock abstained and there were no broker non-votes. The resolution, having received the affirmative vote of the holders of at least a majority (86.64%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

6. Shareholder proposal. A resolution requesting that the Chairman of the Board be an independent member of the Board of Directors was submitted to, and voted upon by, the shareholders. There were 47,332,627 shares of common stock voted in favor of, and 153,985,020 shares of common stock voted against, said resolution. The holders of 556,139 shares of common stock abstained and there were 21,584,557 broker non-votes. The resolution, having failed to receive the affirmative vote of the holders of at least a majority (18.78%) of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was not adopted.

Item 9.01.	Financial Statements and Exhibits.

10.1	2017 Performance Plan of The Goodyear Tire & Rubber Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Dated: April 13, 2017	By:	/s/ David L. Bialosky
		Name:	David L. Bialosky
		Title:	Senior Vice President, General Counsel and Secretary